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                                                                EXHIBIT 10.8

                                SECOND AMENDMENT

                                       TO

                            DELL COMPUTER CORPORATION

                                 INCENTIVE PLAN



     Dell Computer Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts an amendment to the Dell Computer Corporation Incentive Plan (the "Incentive Plan"), as specified below.


                                    RECITALS


     The Board of Directors of the Company (the "Board"), acting at a meeting duly called and held on November 29, 1995 in accordance with the applicable provisions of the DGCL and the Company's Bylaws, did duly adopt resolutions (1) approving the amendment to the Incentive Plan described herein and (2) authorizing the officers of the Company to take such actions as they consider necessary, appropriate or desirable to effectuate the purposes thereof.


     Now, therefore, the Incentive Plan is hereby amended as follows:

     1. Paragraph 1.6 of the Plan is deleted in its entirety and replaced with the following:

          1.6  "Change in Control" means:


               (a) The acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Stock or (2) the combined voting power of the then outstanding Voting Securities of the Corporation; provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (iv) any acquisition by Mr. Michael S. Dell, his Affiliates (as defined in Rule 12b-2 promulgated under the Exchange
     Act) or Associates (as defined in Rule 12b-2 promulgated under the Exchange
     Act), his heirs or any trust or foundation to which he has transferred or may transfer Stock (collectively, "Michael Dell") or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (1),
     (2) and (3) of subparagraph (c) of this Paragraph; or



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               (b)    Individuals who constitute the Incumbent Board cease for
     any reason to constitute at least a majority of the Board; or

               (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding Stock and outstanding Voting Securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Stock and outstanding Voting Securities, as the case may be, (2) no Person (excluding any employee benefit Plan (or related trust) of the Corporation, such corporation resulting from such Business Combination and Michael Dell) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

               (d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     2. Paragraph 1.23 of the Plan is deleted and replaced in its entirety with the following:

          1.23 "Incumbent Board" means the individuals who, as of the Effective Date, constitute the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising





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     the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     3. Except as described in Paragraphs 1 and 2 above, the terms, conditions and provisions of the Incentive Plan shall remain in full force and effect and shall be unaffected by this amendment.

     4. This amendment, and the changes to the provisions of the Incentive Plan effected hereby, shall be effective as of November 29, 1995.

     In witness whereof, the Company, acting by and through its duly authorized officer, has executed this instrument to be effective as of the date specified in Paragraph 4 above.

                                      DELL COMPUTER CORPORATION

                                      By:     THOMAS B. GREEN
                                          ------------------------
                                          Thomas B. Green,
                                          General Counsel and Secretary

Attest:

      THOMAS H. WELCH, JR.
-------------------------------
Thomas H. Welch, Jr.,
Assistant Secretary





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